Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
        The following unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of Western World Insurance Group, Inc. ("Western World") might have affected the historical financial statements of Validus Holdings, Ltd. ("Validus") if it had been consummated at earlier times. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared by Validus' management, after discussion with Western World's management, and is based on Validus' historical consolidated financial statements and Western World's historical consolidated financial statements. Certain amounts from Western World's historical consolidated financial statements have been reclassified to conform to the Validus presentation. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus or a combined company.
        The unaudited condensed consolidated pro forma financial information should be read in conjunction with Validus' Form 10-Q for the quarter ended March 31, 2014 (the "Validus 10-Q") and Validus' Form 10-K for the year ended December 31, 2013 (the "Validus 10-K"), each as filed with the United States Securities and Exchange Commission. The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at March 31, 2014 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2013 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014.
This pro forma information is subject to risks and uncertainties, including those discussed in the Validus 10-Q and the Validus 10-K under the captions "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements."

    The following table presents unaudited condensed consolidated pro forma balance sheet data at March 31, 2014 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Western World as if it had occurred at March 31, 2014:

	Historical Validus Holdings, Ltd.	Historical Western World Insurance Group	Pro Forma Purchase adjustments and reclassifications	Notes	Pro Forma Consolidated
Assets
Fixed maturities	$5,287,600	$1,000,655	$(673,000)	3(c), 3(g)	$5,615,255
Short-term investments	831,800	67,999	—		899,799
Other investments	662,974	29,636	—		692,610
Cash and cash equivalents	1,017,350	13,112	(17,500)	3(c)	1,012,962
Total investments and cash	7,799,724	1,111,402	(690,500)		8,220,626
Investments in affiliates	221,607	—	—		221,607
Premiums receivable	1,091,391	38,549	—		1,129,940
Deferred acquisition costs	202,367	30,795	(5,000)	3(f)	228,162
Prepaid reinsurance premiums	218,363	11,275	—		229,638
Securities lending collateral	4,877	—	—		4,877
Loss reserves recoverable	348,407	112,915	(41,915)	3(e)	419,407
Income taxes recoverable	—	—	8,640	3(f), 3(h)	8,640
Paid losses recoverable	37,032	4,896	—		41,928
Intangible assets	105,367	—	52,800	3(b)	158,167
Goodwill	20,393	—	131,724	3(b)	152,117
Deferred tax asset	—	36,606	(36,606)	3 (i)	—
Accrued investment income	16,518	8,995	—		25,513
Other assets	190,043	10,345	—		200,388
Total assets	$10,256,089	$1,365,778	$(580,857)		$11,041,010

Liabilities
Reserve for losses and loss expenses	$2,925,059	$746,752	$(190,915)	3(e)	$3,480,896
Unearned premiums	1,273,734	128,368	—		1,402,102
Reinsurance balances payable	212,807	12,602	—		225,409
Securities lending payable	5,343	—	—		5,343
Deferred income taxes	22,609	—	29,314	3(b), 3(e), 3(g), 3(i)	51,923
Net payable for investments purchased	84,303	—	—		84,303
Accounts payable and accrued expenses	183,794	46,800	22,000	3(h)	252,594
Notes payable to operating affiliates	561,373	—	—		561,373
Senior notes payable	247,225	—	—		247,225
Debentures payable	541,454	—	—		541,454
Total liabilities	6,057,701	934,522	(139,601)		6,852,622

Commitments and contingent liabilities
Redeemable noncontrolling interest	8,390	—	—		8,390

Shareholders' equity
Common shares	27,055	907	(907)	3(d)	27,055
Treasury shares	(11,167)	(15,552)	15,552	3(d)	(11,167)
Additional paid-in-capital	1,490,652	13,232	(13,232)	3(d)	1,490,652
Accumulated other comprehensive (loss)	(155)	(2,120)	2,120	3(d)	(155)
Retained earnings	2,142,679	434,789	(444,789)	3(c), 3(d), 3(e), 3(f), 3(g), 3(h)	2,132,679
Total shareholders' equity available to Validus	3,649,064	431,256	(441,256)		3,639,064
Noncontrolling interest	540,934	—	—		540,934
Total shareholders' equity	4,189,998	431,256	(441,256)		4,179,998
Total liabilities and shareholders' equity	$10,256,089	$1,365,778	$(580,857)		$11,041,010

Common shares outstanding	90,786,237				90,786,237
Common shares and common share equivalents outstanding	100,248,365				100,248,365
Book value per share	$40.19			5	$40.08
Book value per diluted share	$37.58			5	$37.48
Tangible book value per diluted share	$36.33			5	$34.39

The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2013 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Western World as if it had occurred at January 1, 2013:

	Historical Validus Holdings, Ltd.	Historical Western World Insurance Group	Pro Forma Purchase adjustments and reclassifications	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$2,401,106	$279,683	$—		$2,680,789
Reinsurance premiums ceded	(372,585)	(27,518)	—		(400,103)
Net premiums written	2,028,521	252,165	—		2,280,686
Change in unearned premiums	73,524	(28,803)	—		44,721
Net premiums earned	2,102,045	223,362	—		2,325,407
Net investment income	96,072	35,491	(9,250)	3(c)	122,313
Net realized gains on investments	3,258	2,495	—		5,753
Net unrealized (losses) on investments	(58,481)	—	(29,098)	3(g)	(87,579)
Income from investment affiliate	4,790	—	—		4,790
Other income	8,343	—	—		8,343
Foreign exchange gains	2,505	—	—		2,505
Total revenues	2,158,532	261,348	(38,348)		2,381,532
Expenses
Losses and loss expenses	793,932	153,887	—		947,819
Policy acquisition costs	360,310	55,843	(685)	3(f)	415,468
General and administrative expenses	315,265	26,373	4,000	3(b)	345,638
Share compensation expenses	27,630	—			27,630
Finance expenses	64,177	—	—		64,177
Total expenses	1,561,314	236,103	3,315		1,800,732
Income (loss) before taxes, income (loss) from operating affiliates and (income) attributable to operating affiliate investors	597,218	25,245	(41,663)		580,800
Tax (expense) benefit	(383)	(4,737)	10,403	3(f), 3(g), 3(h)	5,283
Income from operating affiliates	14,289	—	—		14,289
(Income) attributable to operating affiliate investors	(68,763)	—	—		(68,763)
Net income (loss)	542,361	20,508	(31,260)		531,609
Net (income) attributable to noncontrolling interest	(9,695)	—	—		(9,695)
Net income (loss) available (attributable) to Validus	532,666	20,508	(31,260)		521,914
Dividends and distributions declared on outstanding warrants	(19,214)	—	—		(19,214)
Net income available to common shareholders	$513,452	$20,508	$(31,260)		$502,700
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	102,202,274				102,202,274
Diluted	103,970,289				103,970,289
Basic earnings per share available to common shareholders	$5.02			4	$4.92
Earnings per diluted share available to common shareholders	$4.94			4	$4.84

The following table sets forth unaudited condensed consolidated pro forma results of operations for the three months ended March 31, 2014 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Western World as if it had occurred at January 1, 2013:

	Historical Validus Holdings, Ltd.	Historical Western World Insurance Group	Pro Forma Purchase adjustments and reclassifications	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,011,991	$74,100	$—		$1,086,091
Reinsurance premiums ceded	(194,908)	(6,365)	—		(201,273)
Net premiums written	817,083	67,735	—		884,818
Change in unearned premiums	(334,126)	(1,593)	—		(335,719)
Net premiums earned	482,957	66,142	—		549,099
Net investment income	23,362	9,518	(2,313)	3(c)	30,567
Net realized gains on investments	3,740	840	—		4,580
Net unrealized gains on investments	55,693	—	9,166	3(g)	64,859
Income from investment affiliate	5,348	—	—		5,348
Other income	13,830	—	—		13,830
Foreign exchange (losses)	(6,478)	—	—		(6,478)
Total revenues	578,452	76,500	6,853		661,805
Expenses
Losses and loss expenses	162,671	44,977	—		207,648
Policy acquisition costs	85,649	17,065	39	3(f)	102,753
General and administrative expenses	74,445	7,250	1,000	3(b)	82,695
Share compensation expenses	7,147	—			7,147
Finance expenses	15,900	—	—		15,900
Total expenses	345,812	69,292	1,039		416,143
Income before taxes, income (loss) from operating affiliates and (income) attributable to operating affiliate investors	232,640	7,208	5,814		245,662
Tax benefit (expense)	40	(1,535)	(3,222)	3(f), 3(g), 3(h)	(4,717)
Income from operating affiliates	4,927	—	—		4,927
(Income) attributable to operating affiliate investors	(31,710)	—	—		(31,710)
Net income	205,897	5,673	2,592		214,162
Net (income) attributable to noncontrolling interest	(43,509)	—	—		(43,509)
Net income available to Validus	162,388	5,673	2,592		170,653
Dividends and distributions declared on outstanding warrants	(1,552)	—	—		(1,552)
Net income available to common shareholders	$160,836	$5,673	$2,592		$169,101
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	93,451,999				93,451,999
Diluted	97,799,519				97,799,519
Basic earnings per share available to common shareholders	$1.72			4	$1.81
Earnings per diluted share available to common shareholders	$1.66			4	$1.74

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements
(Expressed in thousands of U.S. dollars, except share and per share data)
1.     Basis of Presentation
        The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at March 31, 2014 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2013 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2013 and the three month period ended March 31, 2014. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared by Validus' management, after discussion with Western World's management, and is based on Validus' historical consolidated financial statements and Western World's historical consolidated financial statements.
        This unaudited condensed consolidated pro forma financial information is prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP"). The unaudited condensed consolidated pro forma balance sheet as of March 31, 2014 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2013 and the three month period ended March 31, 2014 have been prepared using the following information:

(a)	Audited historical consolidated financial statements of Validus as of December 31, 2013 and for the year ended December 31, 2013;

(b)	Historical consolidated financial statements of Western World as of December 31, 2013 and for the year ended December 31, 2013;

(c)	Unaudited historical consolidated financial statements of Validus as of March 31, 2014 and for the three months ended March 31, 2014;

(d)	Historical consolidated financial statements of Western World as of March 31, 2014 and for the three months ended March 31, 2014; and

(e)	Such other known supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.
        The pro forma adjustments reflecting the acquisition under the acquisition method of accounting are based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments and the allocation of the final purchase price will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Western World's operating results between the date of preparation of this unaudited condensed consolidated pro forma financial information and the effective date of acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Validus' management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.
        The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the acquisition.
        Estimated costs of the transaction have been reflected in the unaudited condensed consolidated pro forma balance sheet, but have not been included on the pro forma statement of operations due to their non-recurring nature.
        The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus Form 10-Q and the Validus Form 10-K, as filed with the SEC.
2.     Recent Accounting Pronouncements
Adoption of New Accounting Standards
Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity
In March 2013, the FASB issued Accounting Standard Update No. 2013-05, “Parent’s Accounting for the Cumulative

Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity” (ASU 2013-05). The objective of this Update is to resolve the diversity in practice about whether Subtopic 810-10, Consolidation-Overall, or Subtopic 830-30, Foreign Currency Matters-Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary within a foreign entity. The amendments became effective for Validus on January 1, 2014. Adoption of this guidance did not have a material impact on Validus' Consolidated Financial Statements.
Financial Services - Investment Companies - Amendments to the Scope, Measurement, and Disclosure Requirements
In June 2013, the FASB issued Accounting Standard Update No. 2013-08, “Financial Services - Investment Companies - Amendments to the Scope, Measurement, and Disclosure Requirements” (ASU 2013-08). The amendments in this Update change the assessment of whether an entity is an investment company by developing a new two-tiered approach for that assessment, which requires an entity to possess certain fundamental characteristics while allowing judgment in assessing other typical characteristics. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and determine whether it is an investment company. The amendments became effective for Validus on January 1, 2014. Validus performed an assessment and has concluded that the AlphaCat ILS funds meet the characteristics outlined in this Update and therefore will continue to be treated as investment companies.
Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists
In July 2013, the FASB issued Accounting Standard Update No. 2013-11 “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (ASU 2013-11). This Update applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. An unrecognized tax benefit should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. To the extent a net operating loss carryforward is not available to settle any additional income taxes that would result from the disallowance of a tax position at the reporting date, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments became effective for Validus on January 1, 2014. Adoption of this guidance did not have a material impact on Validus’ Consolidated Financial Statements.
3.     Purchase Adjustments
        Pursuant to the Stock Purchase Agreement, Validus will pay consideration of $690,000 to Western World shareholders at the closing date to acquire all of the outstanding shares of Western World’s capital stock.

        In connection with the Western World Acquisition, transaction costs currently estimated at $17,500 will be incurred and expensed.

        As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of Western World between March 31, 2014 and the effective date of the acquisition. These adjustments may be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.
Preliminary Allocation of Purchase Price (in thousands)

Total purchase price (A)	$690,000
Western World shareholders' equity	431,256
Loss reserve adjustment, net of tax	101,320
Other fair value adjustments	(14,300)
Estimated fair value of tangible net assets acquired (B)	518,276
Excess of total purchase price above estimated fair value of tangible net assets acquired (A-B)	$171,724

(a)
The unaudited condensed consolidated pro forma financial statements have been prepared by Validus' management, after discussion with Western World's management, and are based on Validus' historical consolidated financial statements and Western World's historical consolidated financial statements. Following the adjustments in notes 3(b), 3(e), 3(f), 3(g) and 3(h), the adjusted carrying value of assets and liabilities in Western World’s financial statements are considered to be a proxy for fair value of those assets and liabilities.

(b)
Identifiable intangible assets and goodwill of $171,724 and corresponding tax amortization benefit step-up of $12,800 are expected to be recognized in connection with the purchase of Western World. Identifiable intangible assets include customer and broker relationships, insurance licenses, software, trademarks and brand name. Goodwill of $131,724 is expected to have an indefinite life and will be subject to annual impairment testing or when there is a triggering event. Intangible assets of $40,000 is expected to be amortized over 10 years at a rate of $4,000 per year. The tax amortization benefit step-up of $12,800, and corresponding deferred tax liability of $12,800, is expected to be amortized over a period of 10 years.

(c)
In addition to the consideration of $690,000, it is expected that total transaction costs currently estimated at $17,500 will be incurred by the consolidated entity. Based on an expected investment return of 1.30% for Validus and 2.00% for Western World per annum, investment income of $9,250 would have been foregone during the year ended December 31, 2013 had these payments of $707,500 been made. Based on an expected investment return of 1.30% for Validus and 2.00% for Western World per annum, investment income of $2,313 would have been foregone during the three months ended March 31, 2014 had these payments of $707,500 been made. In addition, an adjustment of $17,500 was made to retained earnings at March 31, 2014 to reflect the transaction costs.

(d)
Elimination of Western World ordinary shares of common stock of $907, treasury shares of $15,552, additional paid-in capital of $13,232, accumulated other comprehensive loss of $2,120 and retained earnings of $434,789.

(e)
It is expected that a net reduction in reserves of $149,000 will be required to harmonize Western World's reserving methodology with Validus' and approximate fair value. This reduction in reserves will result in a tax expense of $47,680, which has been recorded to Deferred Income Taxes. This net charge to the balance sheet of $101,320 has been recorded as an increase to retained earnings.

(f)
Western World records underwriting costs as policy acquisition costs, and defers and amortizes these costs over the terms of the policies to which they relate. As Validus’ policy is not to defer and amortize internal underwriting costs, it is expected that a charge of $5,000 will be required to harmonize Western World's accounting policy for policy acquisition costs with Validus' and also arrive at a fair value estimate. This charge results in a tax benefit of $1,600 which has been recorded to Income Taxes Recoverable. This net charge to the balance sheet of $3,400 has been recorded as a decrease to retained earnings. In addition, reduced acquisition costs of $685 with a corresponding tax expense of $219 would have been reported on the income statement during the year ended December 31, 2013 had this reclassification been in place. Additional acquisition costs of $39 with a corresponding tax benefit of $12 would have been reported on the income statement during the three months ended March 31, 2014 had this reclassification been in place.

(g)
Western World classifies fixed maturities as either held-to-maturity or available-for-sale, with held-to-maturity securities carried at amortized cost as Western World has the positive intent and ability to hold each of these securities to maturity. At March 31, 2014, securities with an amortized cost of $852,958 were classified as held-to-maturity. An adjustment of $17,000 was recorded to reflect the fair value of these investments. This adjustment also resulted in an increase in Deferred Income Taxes of $5,440. This net adjustment to the balance sheet of $11,560 has been recorded as an increase to retained earnings.

Reclassification of these securities as trading would result in unrealized gains and losses being reported as components of the income statement. Additional net unrealized losses on investments of $29,098 with a corresponding tax benefit of $10,184 would have been reported on the income statement during the year ended December 31, 2013, had these securities been accounted for as trading. Additional net unrealized gains on investments of $9,166 with a corresponding tax expense of $3,210 would have been reported on the income statement during the three months ended March 31, 2014 had these securities been accounted for as trading.

(h)
Following a review of Western World's books and records and discussion with Western World's management, it was determined that an additional payable of $22,000 should be recognized to reflect the estimated costs of the change in control, with a corresponding tax benefit of $7,040 to Income Taxes Recoverable. A reduction to retained earnings in the amount of $14,960 was made to reflect these adjustments.

(i)	Western World's Deferred Tax Asset of $36,606 has been reclassified to Deferred Income Taxes to conform with Validus' presentation.

4.     Earnings per Validus Share
        (a)   Pro forma earnings per common share for the year ended December 31, 2013 and the three months ended March 31, 2014 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 4(b) below. The historical weighted average number of outstanding Validus common shares was 102,202,274 and 103,970,289 basic and diluted, respectively, for the year ended December 31, 2013 and 93,451,999 and 97,799,519 basic and diluted, respectively, for the three months ended March 31, 2014.
        (b)   In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating earnings per diluted share, we consider the application of the treasury stock method and the two-class method and whichever is more dilutive is included in the calculation of earnings per diluted share.
        The following table sets forth the computation of basic earnings per share and earnings per diluted share for the three months ended March 31, 2014:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Net income available to common shareholders	$160,836	$169,101
Weighted average number of common shares outstanding	93,451,999	93,451,999
Share equivalents
Warrants	2,716,010	2,716,010
Stock options	750,369	750,369
Unvested restricted shares	881,141	881,141
Weighted average number of diluted common shares outstanding	97,799,519	97,799,519
Basic earnings per share	$1.72	$1.81
Earnings per diluted share	$1.66	$1.74
        The following table sets forth the computation of basic earnings per share and earnings per diluted share for the year ended December 31, 2013:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Net income available to common shareholders	$513,452	$502,700
Weighted average number of common shares outstanding	102,202,274	102,202,274
Share equivalents
Warrants	—	—
Stock options	1,026,543	1,026,543
Unvested restricted shares	741,472	741,472
Weighted average number of diluted common shares outstanding	103,970,289	103,970,289
Basic earnings per share	$5.02	$4.92
Earnings per diluted share	$4.94	$4.84

5.     Book Value per Share
        Validus calculates book value per diluted share using the "as-if-converted" method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding.
        In presenting the pro forma results, management has included the measures of book value per diluted common share and tangible book value per diluted common share which are not calculated under standards or rules that comprise US GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with US GAAP. A reconciliation of book value per diluted common share and tangible book value per diluted common share to book value per common share, the most comparable US GAAP financial measure, adjusted for the acquisition as of March 31, 2014, is presented below:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Book value per common share calculation
Total shareholders' equity available to Validus	$3,649,064	$3,639,064
Shares	90,786,237	90,786,237
Book value per common share	$40.19	$40.08

Book value per diluted common share calculation
Total shareholders' equity available to Validus	$3,649,064	$3,639,064
Assumed exercise of outstanding warrants	$90,950	$90,950
Assumed exercise of outstanding stock options	$27,396	$27,396
Unvested restricted shares	—	—
	$3,767,410	$3,757,410
Shares	90,786,237	90,786,237
Warrants	5,174,114	5,174,114
Stock options	1,482,694	1,482,694
Unvested restricted shares	2,805,320	2,805,320
	100,248,365	100,248,365
Book value per diluted common share	$37.58	$37.48

Tangible book value per diluted common share calculation
Total shareholders' equity available to Validus	$3,649,064	$3,639,064
Less intangible assets	$(105,367)	$(158,167)
Less Goodwill	$(20,393)	$(152,117)
Assumed exercise of outstanding warrants	$90,950	$90,950
Assumed exercise of outstanding stock options	$27,396	$27,396
Unvested restricted shares	—	—
	$3,641,650	$3,447,126
Shares	90,786,237	90,786,237
Warrants	5,174,114	5,174,114
Stock options	1,482,694	1,482,694
Unvested restricted shares	2,805,320	2,805,320
	100,248,365	100,248,365
Tangible book value per diluted common share	$36.33	$34.39

6.     Capitalization
        The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at March 31, 2014, adjusted for the acquisition:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Total debt
Senior notes payable	$247,225	$247,225
Debentures payable	541,454	541,454
Total debt	$788,679	$788,679
Total capitalization
Redeemable noncontrolling interest	$8,390	$8,390
Ordinary shares, capital and surplus available to Validus	3,649,219	3,639,219
Accumulated other comprehensive (loss)	(155)	(155)
Noncontrolling interest	540,934	540,934
Total shareholders' equity	4,198,388	4,188,388
Total capitalization	$4,987,067	$4,977,067

Total debt to total capitalization	15.8%	15.8%
Debt (excluding debentures payable) to total capitalization	5.0%	5.0%